Exhibit 10.28

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment (“Amendment”) to the Employment Agreement (“Agreement”) dated January 7, 2013 between K12 Inc., a Delaware corporation (“Company”), and Nathaniel A. Davis (“Executive”), with the intent that it be effective as of the Effective Date.

The Agreement is amended and affirmed as follows:

Change the first sentence of Section 3.7(d) to read as follows:

Subject to the provisions of Article 4 hereof, the restricted shares awarded pursuant to Section 3.7(a) hereof will vest, if at all, in twelve (12) equal quarterly installments of 17,500 shares apiece, provided that the vesting of each such quarterly installment other than the first quarterly installment shall be subject to the Company’s attainment of an operating income target for the third and fourth quarter of fiscal year 2013, with the intent that the restricted shares awarded pursuant to Section 3.7(a) hereof shall be treated as qualified performance based compensation for purposes of Section 162(m) of the Code.

There are no other changes to the Agreement.

[Signature Page Follows]

This Amendment may be executed in two or more counterparts all of which shall be considered the same amendment.

K12 Inc.

By:	/s/ Howard D. Polsky
Howard D. Polsky
General Counsel & Secretary

Executive:

/s/ Nathaniel A. Davis
Nathaniel A. Davis
Executive Chairman